Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements Nos. 333-42569, 333-56631, 333-60181, 333-73321, 333-87539, 333-33674, 333-37952, 333-48338, 333-48340, 333-64016, 333-75470, 333-151202 and 333-200139 each on Form S-8 of Avid Technology, Inc. of our report dated March 4, 2015, with respect to the consolidated financial statements of Orad Hi-Tec Systems Ltd., included in this Current Report on Form 8-K.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
September 3, 2015	A member of Ernst & Young Global